As filed with the Securities and Exchange Commission on August 7, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LYRIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-0579490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

103 Foulk Road, Suite 205Q
Wilmington, Delaware 19803
(302) 691-6189
(Address of principal executive offices, including zip code)

J. L. HALSEY CORPORATION

2005 EQUITY-BASED COMPENSATION PLAN
(Full title of the plan)
Luis A. Rivera
103 Foulk Road, Suite 205Q
Wilmington, Delaware 19803
(302) 691-6189
(Name, address, including zip code, and telephone number, including area code, of agent for service)

copy to:

Michael D. Wortley
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to	offering price	aggregate	Amount of
to be registered	be registered	per share (2)	offering price (2)	registration fee
Common Stock, $0.01 par value per share	4,000,000 shares (1)	$0.275	$1,100,000	$61.38

(1)

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the average of the high and low trading prices of the Registrant’s Common Stock reported on the OTC Bulletin Board on August 4, 2009.

     Lyris, Inc. (the “Company” or the “Registrant”) is filing this Form S-8 Registration Statement (the “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale and additional shares of common stock of the Company (the “Common Stock”) that may be issued under the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan, as amended by the First Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (the “Plan”), as a result of the adoption of the Second Amendment to the Plan (the “Second Amendment” and, together with the Plan, the “Amended Plan”) that increased the number of shares of Common Stock available under the Plan by 4,000,000 shares. Except as otherwise set forth below, the contents of the Registration Statement on Form S-8 (Registration No. 33-126265) relating to the Plan, which was filed with the Security and Exchange Commission (the “Commission”) on June 30, 2005, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information

____________________

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the “Note” to Part I of Form S-8. The Registrant will send or give to all participants in the Amended Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. The Registrant has not filed such documents with the Commission, but such documents, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed with the Commission on September 17, 2008, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (b) The Registrant’s Current Report on Form 8-K filed with the Commission on July 3, 2008, pursuant to the Exchange Act.

     (c) The Registrant’s Current Report on Form 8-K filed with the Commission on August 4, 2008, pursuant to the Exchange Act.

     (d) The Registrant’s Current Report on Form 8-K filed with the Commission on August 4, 2008, pursuant to the Exchange Act.

     (e) The Registrant’s Current Report on Form 8-K filed with the Commission on September 15, 2008, pursuant to the Exchange Act.

     (f) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed with the Commission on November 5, 2008, pursuant to the Exchange Act.

     (g) The Registrant’s Current Report on Form 8-K filed with the Commission on January 6, 2009, pursuant to the Exchange Act.

     (h) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, filed with the Commission on February 11, 2009, pursuant to the Exchange Act.

     (i) The Registrant’s Current Report on Form 8-K filed with the Commission on March 30, 2009, pursuant to the Exchange Act.

     (j) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 13, 2009, pursuant to the Exchange Act.

     (k) The Registrant’s Current Report on Form 8-K filed with the Commission on June 22, 2009, pursuant to the Exchange Act.

     (l) The Registrant’s Current Report on Form 8-K filed with the Commission on July14, 2009, as amended by a Form 8-K filed with the Commission on July 15, 2009, each pursuant to the Exchange Act.

     (m) The description of the Registrant’s common stock contained in the Registration Statement on Form S-4 filed on February 4, 2002, pursuant to the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Notwithstanding anything herein to the contrary, the information contained in Items 2.02 and 7.01 of any Current Report on Form 8-K of the Registrant (and any exhibits attached thereto pursuant to Item 9.01 in connection with such information), or any other information contained in a periodic report that is not deemed to be “filed” with the Commission under Commission rules and regulations for purposes of Section 18 of the Exchange Act (and any exhibits attached thereto in connection with such information), shall not be deemed to be incorporated by reference herein.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Article VII of the Registrant’s Certificate of Incorporation provides for the indemnification of officers and directors to the extent permitted by the DGCL. In addition, as permitted by the DGCL, Article VIII of the Registrant’s Certificate of Incorporation provides that directors of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

     The Registrant maintains directors’ and officers’ liability insurance and has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify each such person against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any act or proceeding arising out of his service as a director or officer.

Item 8. Exhibits.

Exhibit
Number		Description
4.1	(a)

J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2005).

(b)

First Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (incorporated by reference to Exhibit 4(a)(ii) to the Company’s Annual Report on Form 10-K for the year ended June 30, 2007).

(c)

Second Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2009).

4.2

Form of Nonstatutory Stock Option Agreement under the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2005).

5.1*		Opinion of Vinson & Elkins L.L.P.

23.1*		Consent of Burr, Pilger & Mayer LLP.

23.3*		Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*		Powers of Attorney (included in the signature page hereto).

*Filed herewith

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 7th day of August, 2009.

LYRIS, INC.

By:	/s/ Luis A. Rivera
Luis A. Rivera
Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Luis A. Rivera as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ William T. Comfort, III	Chairman of the Board and Director	July 31, 2009
William T. Comfort III

/s/ Luis A. Rivera	Chief Executive Officer and Director (Principal	July 31, 2009
Luis A. Rivera	Executive)

/s/ Heidi L. Mackintosh	Chief Financial Officer (Principal Financial and	July 31, 2009
Heidi L. Mackintosh	Accounting Officer)

/s/ Andrew Richard Blair	Director	July 31, 2009
Andrew Richard Blair

/s/ Nicolas De Santis Cuadra	Director	July 31, 2009
Nicolas De Santis Cuadra

/s/ James A. Urry	Director	July 31, 2009
James A. Urry

/s/ Robb Wilson	Director	July 31, 2009
Robb Wilson

INDEX TO EXHIBITS

Exhibit
Number		Description
4.1	(a)

J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2005).

(b)

First Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (incorporated by reference to Exhibit 4(a)(ii) to the Company’s Annual Report on Form 10-K for the year ended June 30, 2007).

(c)

Second Amendment to the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2009).

4.2

Form of Nonstatutory Stock Option Agreement under the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2005).

5.1*		Opinion of Vinson & Elkins L.L.P.

23.1*		Consent of Burr, Pilger & Mayer LLP.

23.3*		Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*		Powers of Attorney (included in the signature page hereto).

*Filed herewith